UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2021

MOUNTAIN HIGH ACQUISITIONS CORP.

COLORADO	333-175825	27-3515499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices)

4350 Executive Drive, Suite 200

San Diego,CA 92121

(760) 413-3927

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230,405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter)

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

On March 8, 2021, Mountain High Acquisitions Corp, (“MYHI”), on the one hand,and David Aquino and Gwen Aquino (collectively,the"Shareholders"), on the other hand, entered into an Exchange Agreement (the “Exchange Agreement”) pursuant to which MYHI agreed to purchase from the Shareholders all of the capital stock of Kafkaford Holdings, Inc., a California corporation ,dba Certain Supply ("CS") in exchange (the "Exchange") for 48,076,923 restricted shares of MYHI (the “MYHI Shares"). A portion of the MYHI Shares are subject to forfeiture in the event that the Employment Agreement referenced below is terminated by David Aquino without good reason or by MYHI for cause.

In connection with the Exchange, MYHI entered into an Employment Agreement with David Aquino (the “Employment Agreement”) pursuant to which MYHI agreed to employ Mr. Aquino as its Chief Operating Officer and President of CS. The term of employment is for two years from March 8, 2021 provided that the term will be extended for successive one-year terms unless either party provides written notice at least sixty days prior to the end of the applicable period of employment. Mr. Aquino is to receive (a) a base salary of $180,000 per annum (the Base Salary”) which Base Salary will be subject to an increase to $360,000 at the first instance the average of the closing prices of MYHI shares over a consecutive seven trading day period exceeds $0.25; (b) a signing bonus of $100,000 within 45 days from the closing; (c) an annual bonus on the first anniversary of closing of $180,000 to be paid in restricted shares of MYHI common stock, and on the second and subsequent anniversaries, $360,000 in restricted shares of MYHI Common Stock if the average of the closing prices for the consecutive seven trading days immediately prior to the end of such twelve month period exceeds $0.25; and (d) an annual performance bonus of 4,000,000 restricted shares if (x)on the first anniversary of the closing, the average of the closing prices for the consecutive seven tradings immediately preceeding such date is at least $0.25, and (y) on the second and subsequent anniversaries, the average of the closing prices for the consecutive seven trading days immediately preceeding the applicable anniversary date exceeds $0.35.

The above summary of the Exchange Agreement and Employment Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions set forth in those documents attached as Exhibit 10.1 and 10.2 which are incorporated herein by reference.

ITEM 2.01 Completion of Acquisition or Disposition of Assets

Reference is made to the disclosure in Item 1.01. On March 8, 2021 the Exchange was consummated.

Description of CS

Certain Supply is an Irvine California based company founded in early 2020 in response to the COVID-19 pandemic.The Company is engaged in the manufacturing and distribution of Personal Protective Equipment (PPE). CS offers high-quality, certified and tested products globally to healthcare workers, businesses and individuals. Management of CS has extensive experience in supply chain operations and sourcing. In its first year of operations, CS has sold millions of PPE products.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

In connection with the closing of the Exchange, CS issued a three year promissory note in favor of David Aquino in the principal amount of $1,275,000.

ITEM 3.02 Unregistered Sales of Equity Securities

Reference is made to Items 1.01 and 2.01. On March 8,2021, the Exchange was consummated. In connection therewith, MYHI issued the MYHI Shares. All such shares were issued in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. Such reliance was based on the fact that the issuance of such shares did not involve a public offering.

ITEM 5.02 Departure of Directors or Certain Officers;Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Reference is made to the disclosure in Item 1.01 with respect to the Employment Agreement between MYHI and David Aquino. Pursuant to the Exchange Agreement and the Employment Agreement, David Aquino was appointed to the Board of Directors of MYHI, its Chief Operating Officer and as President of CS.

Mr. Aquino founded CS in April 2020 and has served as its Chief executive Officer from that date. From August 2012 to May 2018, Mr. Aquino was Chief Operating Officer and Chief Information Officer of Barco Uniforms, an apparel and uniform company focused on healthcare and corporate identity programs. From June 2018 to November 2019, he was Executive Vice President, Global Operations and IT for SharkNinja, a global home appliance manufacturer and distributor. From June 2020 to November 2020, he was Chief Operating Officer of Caresimatic, a manufacturer of healthcare apparel and footwear, school apparel and skincare.

ITEM 9.01 Financial Statements And Exhibits

(a) Financial Statements of Business Acquired

Audited financial statements of CS consisting of a balance sheet as of December 31, 2020 and the related statements of operations, stockholders equity and cash flows for the year then ended together with proforma financial statements consisting of a proforma unaudited combined balance sheet as of December 31, 2020 will be filed pursuant to an amendment to this Current Report on Form 8-K.

(d)

Exhibits:	Document Description:
4.1	Promissory Note issued by Certain Supply

10.01	Exchange Agreement dated as of March 8, 2021 between MYHI and the Shareholders

10.02	Employment Agreement dated as March 8, 2021 between MYHI and David Aquino

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2021	MOUNTAIN HIGH ACQUISITIONS CORP. By: /s/ Raymond Watt Raymond Watt , Chief Executive Officer

INDEX TO EXHIBITS

Exhibits:	Document Description:
4.1	Promissory Note issued by Certain Supply

10.01	Exchange Agreement dated as of March 8, 2021 between MYHI and the Shareholders

10.02	Employment Agreement dated as March 8, 2021 between MYHI and David Aquino